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                                                                   EXHIBIT 10.66

                       NONSTATUTORY STOCK OPTION AGREEMENT

            This NONSTATUTORY STOCK OPTION AGREEMENT (this "Agreement"), dated as of the ______ day of __________, _____ (the "Effective Date"), is entered into between Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Trust"), and ________________ (the "Optionee") pursuant to the Ramco-Gershenson Properties Trust 2003 Long-Term Incentive Plan (the "Plan"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Plan.

                                   WITNESSETH

            In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

      1. Grant of Options.

            Subject to the provisions of this Agreement and to the provisions of the Plan, the Trust hereby grants to the Optionee a Nonstatutory Option (the "Option") to purchase all or any part of ______ common shares of beneficial interest, par value $.01 per share, of the Trust (each, a "Share") at a price per share equal to $_____.

      2. Exercisability of Options.

            The Option shall vest and shall be exercisable ____________________, subject to the prior expiration or sooner termination of the Option, provided that Option may not be exercised at any one time as to fewer than 100 Shares (or such number of Shares as to which the Option is then exercisable if such number of Shares is less than 100). The Option shall expire and shall not be exercisable on or after the tenth anniversary of the Effective Date.

      3. Method of Exercise of the Options.

            (a) That portion of the Option as to which the Optionee is vested shall be exercisable in whole or in part (subject to Section 2 above), by delivery to the Trust of a written notice stating the number of shares to be purchased pursuant to this Agreement and accompanied by payment for the full Option Price with respect thereto. Fractional share interests shall be disregarded except that they may be accumulated.

            (b) The Option Price shall be paid (i) in cash or by certified check or bank draft payable to the order of the Trust or other instrument acceptable to the Committee, (ii) by the exchange of Shares of the Trust which are not then subject to restrictions under any plan of the Trust or other agreement by which the Optionee is bound and which have been held by the Optionee for a period of at least six (6) months and which have an aggregate fair market value (as determined by the Committee) equal to the aggregate exercise price or (iii) by a combination of the foregoing. In addition, the Optionee may provide instructions to the Trust that upon receipt of the Option Price in cash, certified check or wire transfer of immediately available funds, from a broker or dealer acting at the direction of the Optionee, in payment for any Shares

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pursuant to the exercise of the Option, the Trust shall issue such Shares directly to the designated broker or dealer.

      4. Termination of Service.

            (a) Termination of Employment by Reason of Death or Disability. Upon a termination of the Optionee's employment with the Trust or any Affiliate thereof, including if the Optionee's employer ceases to be an Affiliate of the Trust ("Termination of Employment"), by reason of death or disability (as determined by the Committee in its sole discretion), the Option shall become fully exercisable and may thereafter be exercised (in whole or in part) by the legal representative or legatee of the Optionee, for a period of one (1) year (or such longer period as the Committee shall specify at any time) from the date of Termination of Employment, or until the expiration of the stated term of the Option, if earlier, at which time all rights of the Optionee or the Optionee's legal representative or legatee in such Option shall terminate.

            (b) Termination of Employment for Cause. If the Optionee's Termination of Employment is for Cause (as defined below), the Option, even if it is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that the Option can be exercised for a period of up to thirty (30) days from the date of Termination of Employment or until the expiration of the stated term of the Option, if earlier. If the Optionee is not subject to a written employment agreement (or such written agreement does not otherwise define "Cause") with the Trust or any Affiliate thereof, "Cause" means the occurrence of one or more of the following:
(i) the Optionee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on the Trust or any of its Affiliates, as determined by the Committee in good faith in its sole discretion, (ii) the Optionee engages in a fraudulent act to the material damage or prejudice of the Trust or any of its Affiliates or in conduct or activities materially damaging to the property, business or reputation of the Trust or any of its Affiliates, all as determined by the Committee in good faith in its sole discretion, (iii) any material act or omission by the Optionee involving malfeasance or negligence in the performance of the Optionee's duties to the Trust or any of its Affiliates to the material detriment of the Trust or any of its Affiliates, as determined by the Committee in good faith in its sole discretion, which has not been corrected by the Optionee within 30 days after written notice of any such act or omission, (iv) failure by the Optionee to comply in any material respect with any written policies or directives of the Trust or any of its Affiliates as determined by the Committee in good faith in its sole discretion, which has not been corrected by the Optionee within 30 days after written notice of such failure, or (v) material breach by the Optionee of any noncompetition agreement with the Trust or any of its Affiliates, as determined by the Committee in good faith in its sole discretion. If the Optionee is subject to a written employment agreement with the Trust or any of its Affiliates, "Cause" has the meaning set forth in such employment agreement.

            (c) Other Termination of Employment. If the Optionee's Termination of Employment is for any reason other than death, disability or for Cause, the Option may thereafter be exercised, to the extent it was exercisable on the date of Termination of Employment, for six (6) months (or such other period as the Committee shall specify at any time) from the date of

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Termination of Employment or until the expiration of the stated term of the
Option, if earlier, at which time all of the Optionee's rights in such Option shall terminate.

      5. Nontransferability of Options.

            The Option is nontransferable by the Optionee other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, the Option may be exercised only by the Optionee or by the Optionee's guardian or legal representative.

      6. Effect of Certain Changes.

            (a) If there is any change in the number of issued Shares through the declaration of stock dividends, a recapitalization resulting in stock splits or combinations or exchanges of such Shares, the number of Shares issuable upon exercise of the Option (to the extent not then exercised or lapsed) and the Option price per share shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number of Shares, provided that any fractional shares resulting from such adjustment shall be eliminated.

            (b) In the event of a change in the Shares of the Trust as presently constituted, which is limited to a change of all of its authorized shares with a par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Shares within the meaning of this Agreement and the Plan.

            (c) To the extent that the foregoing adjustments relate to Shares or other securities of the Trust, such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

      7. Rights As a Stockholder.

            The Optionee or a transferee of the Option shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate to such individual for such Shares. Except as provided in Paragraph 6, no adjustment shall be made for distributions (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued.

      8. Payment of Transfer Taxes, Fees and Other Expenses.

            The Trust shall pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of Shares acquired pursuant to exercise of the Option, together with any and all other fees and expenses necessarily incurred by the Trust in connection therewith.

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      9. Other Restrictions.

            The obligation of the Trust to sell or deliver Shares with respect to the Option shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      10. Taxes and Withholdings.

            No later than the date of exercise of the Option, the Optionee shall pay to the Trust or make arrangements satisfactory to the Committee, including pursuant to Section 15(j) of the Plan, regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of the Option. The Trust shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee federal, state and local taxes of any kind required by law to be withheld upon the exercise of the Option.

      11. Notices.

            Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Trust at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 and the Optionee at the address set forth at the end hereof or at such other address as either party may hereafter designate in writing to the other by like notice.

      12. Effect of Agreement.

            Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Trust.

      13. Conflicts and Interpretation.

            In the event of any conflict between this Agreement and the Plan, this Agreement shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern, including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

      14. Headings.

            The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

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      15. Amendment.

            This Agreement may not be modified, amended or waived in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

            IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand.

                                  RAMCO-GERSHENSON PROPERTIES TRUST

                                  By:________________________________________
                                     Name:
                                     Title:

                                  ___________________________________________
                                  Name:
                                  Address:

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